EXHIBIT 10.1

                                    TO

                            ICOS Corporation's

                            Report on Form 8-K

                                  Dated

                             August 26, 1997

                       ICOS CLINICAL PARTNERS, L.P.


                     AGREEMENT OF LIMITED PARTNERSHIP

                           TABLE OF CONTENTS

ARTICLE 1  Definitions..................................................1
Act.....................................................................1
Additional Limited Partners.............................................1
Adjusted Capital Contribution...........................................1
Affiliate...............................................................1
Agreement...............................................................1
Capital Account Balance.................................................1
Capital Contribution....................................................2
Certificate of Limited Partnership......................................2
Class A Limited Partner.................................................2
Class A Substituted Limited Partner.....................................2
Class B Limited Partner.................................................2
Class B Substituted Limited Partner.....................................2
Code....................................................................2
Defaulting Limited Partner..............................................2
Distributable Cash......................................................2
Distribution in Kind....................................................3
ERISA...................................................................3
Field of Activitity.....................................................3
General Partner.........................................................3
ICOS....................................................................3
Initial Limited Partner.................................................3
Interest................................................................3
Investor Note...........................................................3
License Fee.............................................................3
Limited Partner.........................................................3
Management Fee..........................................................3
Marketing Program.......................................................4
Memorandum..............................................................4
Partners................................................................4
Partnership.............................................................4
Person..................................................................4
Product.................................................................4
Product Development Agreement...........................................4
Profits or Losses.......................................................4
Purchase Agreement......................................................4
Purchase Option.........................................................4
Purchaser...............................................................4
Research Program........................................................4
Sales Agency Agreement..................................................5
Sales Agent.............................................................5
Subscription Agreement..................................................5
Substituted Limited Partner.............................................5
Territory...............................................................5
Treasury Regulations....................................................5

Unit....................................................................5
Warrants................................................................5
ARTICLE 2.  General Provisions..........................................5
2.1     Formation of Limited Partnership................................5
2.2     Name............................................................5
2.3     Registered Office, Registered Agent for Service of Process and
        Principal Place of Business.....................................5
2.4     Purposes........................................................6
2.5     Term............................................................6
2.6     Filing of Certificates..........................................6
ARTICLE 3.  Partners' Names, Addresses and Capital Contributions........6
3.1     General Partner.................................................6
3.2     Initial Limited Partner.........................................6
3.3     Additional Limited Partners.....................................7
3.4     General Partner, Class B Limited Partner or Initial Limited
        Partner as Class A Limited Partner..............................8
ARTICLE 4.  Allocation of Profits or Losses; Distributions..............9
4.1     Profits or Losses...............................................9
4.2     Allocation Among Partners Subsequent to an Assignment..........11
4.3     Allocation Among Partners Subsequent to a Default..............11
4.4     Capital Account Balance........................................11
4.5     Distributions of Partnership Funds.............................12
4.6     Return of Unexpended Capital Contributions.....................12
4.7     Distributions in Kind..........................................12
ARTICLE 5.  Records and Accounting; Reports............................13
5.1     Records and Accounting.........................................13
5.2     Annual Reports.................................................13
5.3     Quarterly Reports..............................................14
5.4     Tax Information................................................14
5.5     Tax Returns....................................................14
5.6     Additional Information.........................................14
5.7     Trade Secrets..................................................15
ARTICLE 6.  Fiscal Affairs.............................................15
6.1     Fiscal Year....................................................15
6.2     Partnership Funds..............................................15
6.3     Federal Income Taxes...........................................15
6.4     Tax Matters Partner............................................16
6.5     Interim Closing of the Books...................................16
ARTICLE 7.  Rights and Duties of the General Partner...................16
7.1     Management Power...............................................16
7.2     Limitations on General Partner's Authority.....................17
7.3     Formation and Qualification of the Partnership.................18

7.4     Obligations of the General Partner.............................19
7.5     Good Faith.....................................................19
7.6     No Compensation................................................19
7.7     Reimbursement of the General Partner...........................19
7.8     Limitation of Liability; Indemnification.......................19
7.9     Other Business Ventures........................................20
7.10    Timing of Installments Under Investor Notes....................21
7.11    Enforcement of Investor Notes..................................21
7.12    Sale of All Assets.............................................21
7.13    Partnership Purchase...........................................21
7.14    Contracts with the General Partner or its Affiliates...........22
7.15    Termination of Partnership; Appointment of a New General
        Partner........................................................22
ARTICLE 8.  Rights and Obligations of the Limited Partners.............22
8.1     No Participation in Management.................................22
8.2     Limitation of Liability........................................22
8.3     Transfer of Limited Partner's Interest.........................23
8.4     Assignee's Rights..............................................25
8.5     Satisfactory Written Assignment Required.......................25
8.6     Substituted Limited Partner....................................25
8.7     Indemnification and Terms of Admission.........................26
8.8     Substitution Required for Vote.................................26
8.9     Effective Date.................................................26
8.10    Death or Incapacity of a Limited Partner.......................26
8.11    Exercise of Rights of Limited Partners.........................26
ARTICLE 9.  Termination and Distribution...............................27
9.1     Termination....................................................27
9.2     Assumption of Agreements.......................................27
9.3     Distribution...................................................27
9.4     Election to Carry on Business..................................28
ARTICLE 10.  Amendments and Meetings...................................29
10.1    Amendment by Limited Partners..................................29
10.2    Amendment by General Partner...................................29
10.3    Voting Interest................................................30
10.4    Amendment of Certificate.......................................30
10.5    Meetings of Limited Partners...................................30
ARTICLE 11.  Resignation or Removal of the General Partner.............30
11.1    Resignation of the General Partner.............................30
11.2    Removal of the General Partner.................................31
11.3    Successor......................................................32
11.4    Interest of Removed General Partner............................32
ARTICLE 12.  Power of Attorney.........................................32
12.1    Power of Attorney..............................................32

ARTICLE 13.  Partner Register..........................................33
13.1    Register of Partners...........................................33
ARTICLE 14.  Miscellaneous.............................................33
14.1    Waiver of Partition............................................33
14.2    Benefits of Agreement..........................................33
14.3    Entire Agreement, Amendment....................................34
14.4    Choice of Law..................................................34
14.5    Submission to Jurisdiction.....................................34
14.6    No Waiver......................................................34
14.7    Payments and Notices...........................................34
14.8    Legends........................................................35
14.9    Headings, etc..................................................35
14.10   Counterparts...................................................35

                               SCHEDULES

Schedule A  Capital Contribution

Schedule B  Operative Agreements

                        ICOS CLINICAL PARTNERS, L.P.
     THIS AGREEMENT OF LIMITED PARTNERSHIP dated as of April 11, 1997, is among ICOS Development Corporation, a Delaware corporation, as general partner, the person indicated on Schedule A as Initial Limited Partner and those parties who shall hereafter be admitted to the Partnership as Additional Limited Partners or as Substituted Limited Partners.

     In consideration of the mutual promises and agreements herein made and intending to be legally bound, the Partners hereby agree as follows:

                         ARTICLE 1.  Definitions

1.1 Definitions

     As used in this Agreement, the following terms shall have the following meanings:

     ''Act'' shall mean the Delaware Revised Uniform Limited Partnership Act, 6 Del. Code subsection 17-101 to 17-1110, as amended from time to time.

     ''Additional Limited Partners'' shall mean those Persons admitted to the Partnership pursuant to subparagraph 3.3.1, which shall include the Class A Limited Partners and the Class B Limited Partner.

     ''Adjusted Capital Contribution'' in the case of any Partner shall mean the Capital Contribution of such Partner less returns to such Partner pursuant to paragraph 4.6 (or, if such Partner is not the original holder of the Interest of such Partner, to any prior holder of part or all of the Interest of such Partner).

     ''Affiliate'' shall mean, when used with reference to a specified Person,
(i) any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the Person specified or (ii) any Person that is an officer or director of, partner in or trustee of, or serves in a similar capacity with respect to, the Person specified or of which the Person specified is an officer, director, partner or trustee, or serves in a similar capacity. Suncos Corporation shall not be treated as an Affiliate of the Partnership, the General Partner or any Affiliate of the General Partner.

     ''Agreement'' shall mean this Agreement of Limited Partnership, as originally executed and as amended, modified, supplemented or restated from time to time, as the context requires.

     ''Capital Account Balance'' shall mean the balance in each Partner's capital account, determined as provided in paragraph 4.4.

     ''Capital Contribution'' shall mean, as the context shall require, the aggregate amount contributed and to be contributed to the Partnership by all the Partners or any class of Partners or any one Partner (or, if such Partner is not the original holder of part or all of the Interest of such Partner, by such Partner and any prior holder of part or all of the Interest of such Partner) as set forth in Schedule A hereto, as amended or modified from time to time, provided that, for purposes of paragraph 9.3, ''Capital Contribution'' shall mean only the aggregate cash contributed to the Partnership by such Partners or Partner prior to the termination of the Partnership. For all purposes of this Agreement, (i) the ''Capital Contribution'' for one Class
A limited partnership interest shall be $100,000 and (ii) the ''Capital Contribution'' for one quarter Class A limited partnership interest shall be $25,000, in each case irrespective of the actual amount received by the Partnership in exchange for such Class A limited partnership interest; provided, however, that the ''Capital Contribution'' for (a) one Class A limited partnership interest of a Defaulting Limited Partner shall be $100,000 less the amount by which such Defaulting Limited Partner is in default under its Investor Note and (b) one quarter Class A limited partnership interest of a Defaulting Limited Partner shall be $25,000 less the amount by which such Defaulting Limited Partner is in default under its Investor Note; provided, further, however, that if ICOS shall exercise the Purchase Option prior to the due date for the payment of any installments under each Class A Limited Partner's Investor Note or if in accordance with paragraph 7.10 the General Partner shall relieve each Class A Limited Partner of its obligation to pay any installments under each Class A Limited Partner's Investor Note, the ''Capital Contribution'' of each such Class A Limited Partner shall be $100,000 (in the case of one Class A limited partnership interest) or $25,000 (in the case of one quarter Class A limited partnership interest), as applicable, less the aggregate amount of the installments due and payable under such Class A Limited Partner's Investor Note after such exercise of the Purchase Option or Installment Termination Date (as defined in paragraph 7.10), as the case may be.

     ''Certificate of Limited Partnership'' shall mean the certificate of limited partnership of the Partnership that was filed with the office of the Secretary of State of the State of Delaware on April 10, 1997.

     ''Class A Limited Partner'' shall mean each Person admitted to the Partnership as a Class A Limited Partner pursuant to subparagraph 3.3.1 and each Person admitted as a Class A Substituted Limited Partner.

     ''Class A Substituted Limited Partner'' shall mean each Person who becomes the Substituted Limited Partner pursuant to paragraph 8.6 with respect to the Interest of a Class A Limited Partner.

     ''Class B Limited Partner'' shall mean the Sales Agent, or its Affiliate, and each Person admitted as a Class B Substituted Limited Partner.

     ''Class B Substituted Limited Partner'' shall mean each Person who becomes the Substituted Limited Partner pursuant to paragraph 8.6 with respect to the Interest of a Class B Limited Partner.

     ''Code'' shall mean the Internal Revenue Code of 1986, as amended, and any successor statute or subsequent codification or recodification of the Federal income tax laws of the United States.

     ''Defaulting Limited Partner'' shall have the meaning given in subparagraph 3.3.5.

     ''Distributable Cash'' shall mean all cash revenues of the Partnership (not including (i) Capital Contributions, (ii) funds received by the Partnership in respect of indebtedness incurred by the Partnership,
(iii) interest or other income earned on temporary investment of Partnership funds pending utilization thereof and (iv) proceeds from the sale of assets in partial or complete liquidation of the Partnership), less the sum of the following: (a) all amounts properly expended by the Partnership (except (w) repayment of the principal amount of Partnership borrowings, (x) amounts paid pursuant to the Product Development Agreement, (y) selling commissions, financial advisory and marketing fees and other fees paid by the Partnership in connection with the sale of Interests to the Additional Limited Partners and (z) any offering expenses incurred by the Partnership in connection with such sale of Interests or any organizational expenses of the Partnership) and
(b) working capital, reserves and such other amounts as the General Partner reasonably determines to be necessary or appropriate for the proper operation of the Partnership's business or its winding up and liquidation. The General Partner in its sole discretion may, at any time and from time to time, declare other funds of the Partnership to be Distributable Cash. Royalties which are paid to the Partnership under the Interim License (as defined in the Product Development Agreement) and used, to the extent necessary under the Product Development Agreement, to fund the Research Program (as defined in the Product Development Agreement) for the continued development of the Products, shall not be deemed to be ''Distributable Cash.''

     ''Distribution in Kind'' shall have the meaning given in subparagraph
4.7.1.

     ''ERISA'' shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

     ''Field of Activity'' shall have the meaning set forth in Schedule I to the Product Development Agreement.

     ''General Partner'' shall mean ICOS Development Corporation, a Delaware corporation and a wholly owned subsidiary of ICOS, or any Person who, at the time of reference thereto, serves as a General Partner of the Partnership whether as a substitute General Partner or an additional General Partner.

     ''ICOS'' shall mean ICOS Corporation, a Delaware corporation.

     ''Initial Limited Partner'' shall mean the person so named in Schedule A hereto.

     ''Interest'' shall mean the entire ownership interest of a Partner in the Partnership at any particular time, including the right of such Partner to any or all benefits to which a Partner may be entitled as provided in this Agreement, together with the obligations of such Partner to comply with all the terms and provisions of this Agreement with which such Partner is required to comply. Reference to a majority or a specified percentage or fraction in interest of the Limited Partners or all Partners shall mean Limited Partners or all Partners, as the case may be, whose aggregate Capital Contributions (not in arrears) represent more than fifty percent (50%) (in the case of a majority in interest) or the specified percentage or fraction (in other cases), respectively, of the Capital Contributions of all Partners or all Limited Partners.

     ''Investor Note'' shall have the meaning given in subparagraph 3.3.1.

     ''License Fee'' shall mean the fee payable by the Partnership to ICOS pursuant to Section 4.01(a) of the Product Development Agreement.

     ''Limited Partner'' shall mean any Person who is a limited partner of the Partnership (whether the Initial Limited Partner, an Additional Limited Partner or a Substituted Limited Partner) at the time of reference thereto in such Person's capacity as a limited partner of the Partnership.

     ''Management Fee'' shall mean the management fee payable by the Partnership to ICOS pursuant to Section 4.01(b) of the Product Development Agreement.

     ''Marketing Program'' shall mean ICOS's implementation of the strategy to provide for the distribution, marketing and sale of Products in the Field of Activity within the Territory, including the execution of marketing agreements with third parties subject to the provisions of Article 5.01 of the Product Development Agreement.

     ''Memorandum'' shall mean the confidential private placement memorandum to be used in connection with the placement of up to 1,000 Units, as such memorandum may be amended or supplemented from time to time.

     ''Partners'' shall mean, collectively, the General Partner and the Limited Partners, unless otherwise indicated.

     ''Partnership'' shall mean the limited partnership formed as indicated in paragraph 2.1, as such limited partnership may from time to time be constituted.

     ''Person'' shall mean any individual, partnership, joint venture, corporation, trust, estate, unincorporated organization or other entity or government or any department or agency thereof.

     ''Product'' shall have the meaning set forth in Schedule I to the Product Development Agreement.

     ''Product Development Agreement'' shall mean the Product Development Agreement to be entered into between the Partnership and ICOS, as such agreement may be modified or amended from time to time.

     ''Profits or Losses'' shall mean with respect to any period the net income (''Profit'') or net loss (''Loss'') of the Partnership for Federal income tax purposes determined in accordance with Section 703(a) of the Code (including, without limitation, all items of Partnership income, gain, loss, deduction or credit that are required to be taken into account separately for Federal income tax purposes) with the following adjustments: (i) items of Partnership income or gains that are exempt from Federal income tax shall be treated as an item of income; (ii) items of Partnership expenditure that are not deductible in computing taxable income or loss and are not properly chargeable as a capital expenditure shall be treated as an item of deduction; and (iii) any Distribution in Kind shall be treated as a taxable disposition of property in which gain or loss is recognized by the Partnership, measured by the value of the property distributed as determined under subparagraph 4.7.3.

     ''Purchase Agreement'' shall mean the Purchase Agreement among ICOS, the Class A Limited Partners, the Class B Limited Partner and the other parties thereto, as amended or modified from time to time.

     ''Purchase Option'' shall have the meaning set forth in Schedule I to the Purchase Agreement.

     ''Purchaser'' shall have the meaning given in subparagraph 3.3.5.

     ''Research Program'' shall mean any research, experimentation or development relating to the Field of Activity in the Territory proposed to be conducted or conducted, directly or indirectly, by ICOS pursuant to the terms of the Product Development Agreement and generally in accordance with the description of the proposed research program contained in the Memorandum.

     ''Sales Agency Agreement'' shall mean the Sales Agency Agreement to be entered into among the Partnership, ICOS and the Sales Agent, relating to the placement of up to 1,000 Units, as such agreement shall be modified or amended from time to time.

     ''Sales Agent'' shall mean PaineWebber Incorporated, as sales agent under the Sales Agency Agreement for the sale of Units to Class A Limited Partners.

     ''Subscription Agreement'' shall have the meaning given in subparagraph 3.3.1.

     ''Substituted Limited Partner'' shall have the meaning given in subparagraph 8.6.1.

     ''Territory'' shall have the meaning set forth in Schedule I to the Product Development Agreement.

     ''Treasury Regulations'' shall mean the income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of such succeeding regulations).

     ''Unit'' shall mean a unit consisting of one Class A limited partnership interest in the Partnership, Series A Warrants to purchase an aggregate of 8,000 shares of common stock of ICOS and the right to receive Series B Warrants to purchase an aggregate of 8,000 shares of common stock of ICOS.

     ''Warrants'' shall have the meaning given in subparagraph 3.3.5.

                       ARTICLE 2.  General Provisions

2.1  Formation of Limited Partnership

     The General Partner and the Initial Limited Partner formed the Partnership pursuant to the provisions of the Act upon the filing of the Certificate of Limited Partnership in the Office of the Delaware Secretary of State, and the rights and liabilities of the Partners shall be as provided in the Act, except as otherwise expressly provided herein. The Partnership shall continue without interruption as a limited partnership pursuant to the provisions of the Act after the withdrawal from the Partnership of the Initial Limited Partner and the admission of the Additional Limited Partners pursuant to subparagraph 3.3.1.

2.2  Name

     The name of the Partnership shall be ICOS Clinical Partners, L.P. The business of the Partnership may, however, be conducted under any other name, designated in writing by the General Partner to the Limited Partners, upon compliance with applicable laws.

2.3 Registered Office, Registered Agent for Service of Process and Principal Place of Business

     The address of the registered office of the Partnership in the State of Delaware shall be Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the registered agent for service of process shall be the Corporation Trust Company. The principal place of business of the Partnership is 22021 20th Avenue S.E., Bothell, Washington 98021. The Partnership may maintain such other offices at such other places as the General Partner deems advisable.

2.4  Purposes

     The purposes of the Partnership are to (a) conduct research and to develop, produce and derive income from any Product within the Field of Activity in the Territory and (b) engage in any and all activities related or incidental thereto and to have and exercise all the powers necessary or useful to engage therein.

2.5  Term

     The term of the Partnership shall be from the date of the filing of the Certificate of Limited Partnership until December 31, 2020, unless earlier terminated as hereinafter provided.

2.6  Filing of Certificates

     The General Partner shall execute, file and publish all such certificates, notices, statements or other instruments required by law for the formation or operation of a limited partnership in all jurisdictions where the Partnership may elect to do business.

     ARTICLE 3.  Partners' Names, Addresses and Capital Contributions

3.1  General Partner

     3.1.1 The name, address and Capital Contribution of the General Partner are set forth in Schedule A hereto, as amended from time to time. On the date of admission of the Additional Limited Partners pursuant to subparagraph 3.3.1, and thereafter, the General Partner shall, if necessary, contribute additional cash capital to the Partnership so that the General Partner's aggregate Capital Contribution in cash, as general partner, at all times will be at least one percent (1%) of the aggregate Capital Contributions in cash of all the Partners.

     3.1.2 The General Partner, as general partner, may, but shall not be obligated or required to, make any additional contribution to the capital of the Partnership.

3.2  Initial Limited Partner

     3.2.1 The name, address and Capital Contribution of the Initial Limited Partner are set forth in Schedule A hereto, as amended from time to time.

     3.2.2 Upon the admission to the Partnership of the first Additional Limited Partner pursuant to subparagraph 3.3.1, the Initial Limited Partner shall withdraw from the Partnership and shall be entitled to receive forthwith return of the Initial Limited Partner's Capital Contribution, without interest thereon or any reduction thereof.

3.3  Additional Limited Partners

     3.3.1 The General Partner is authorized to admit Additional Limited Partners to the Partnership. Each of such Additional Limited Partners will be deemed to have acquired a partnership interest directly from the Partnership pursuant to the Act. Any part of the Capital Contribution of any Additional Limited Partner not paid in cash shall be evidenced by a non-interest-bearing promissory note (an ''Investor Note'') by such Additional Limited Partner in substantially the form set forth in the Subscription Agreement between such Additional Limited Partner and the Partnership (a ''Subscription Agreement'') executed by each such Additional Limited Partner and delivered by such Additional Limited Partner to the Partnership at the time of such Additional Limited Partner's admission to the Partnership. Such Investor Note may be prepaid in whole or in part without penalty by such Additional Limited Partner at any time and from time to time. The manner of the offering of the Class A Limited Partners' Interests, the terms and conditions under which subscriptions for such Interests will be accepted and the manner of the conditions to the sale of Interests to subscribers therefor and the admission of such subscribers as Additional Limited Partners will be as provided in the Memorandum in all material respects and subject to any provisions thereof.

     3.3.2 The name, address and Capital Contribution of each Additional Limited Partner are set forth in Schedule A hereto, as amended from time to time.

     3.3.3 No Additional Limited Partner shall be required or authorized to make any additional Capital Contribution to the Partnership.

     3.3.4 Except as provided in subparagraph 3.2.2 or paragraph 4.6, no Partner shall have any right to demand or receive the return of such Partner's Capital Contribution to the Partnership. The General Partner, in its absolute discretion at any time, may reduce the Capital Contributions of the Partners, pro rata, by an amount not to exceed the difference between the aggregate Capital Contributions of the Partners and all payments made by the Partnership pursuant to the Product Development Agreement, the Sales Agency Agreement or otherwise prior to the time of such reduction. No Partner shall be entitled to interest on any Capital Contribution or on such Partner's capital account.

     3.3.5 If any Additional Limited Partner fails to pay any amount that such Additional Limited Partner is required to pay to the Partnership pursuant to such Additional Limited Partner's Investor Note on or before the date when such amount is due and payable and does not cure such payment failure within ten days, such Additional Limited Partner (a ''Defaulting Limited Partner'') shall be deemed to be in default hereunder as of the date such amount was due and payable and the General Partner, in its absolute discretion, shall have the option, but not the obligation, exercisable as hereinafter provided, to sell such Defaulting Limited Partner's Interest in the Partnership (and any unexercised portion of the warrants to purchase common stock of ICOS acquired by such Defaulting Limited Partner with such Interest (the ''Warrants'') and any rights to receive Warrants acquired by such Defaulting Limited Partners with such Interest (''Warrant Rights'') or any part thereof, including, without limitation, all distributions of any nature whatsoever by the Partnership attributable to such Interest that shall not have been distributed to the Defaulting Limited Partner prior to the date of such default (and, notwithstanding whether such option is exercised, the Defaulting Limited
Partner shall have no right to receive such cash distributions, but any successor to the Defaulting Limited Partner's Interest shall receive such distributions), to any Person (a ''Purchaser'') who meets all of the investor suitability requirements applicable to an Additional Limited
Partner set forth in the Memorandum and who is otherwise acceptable to the General Partner. Such Purchaser shall purchase such Defaulting Limited Partner's Interest in the Partnership, or any part thereof (and, if applicable, the unexercised portion of such Defaulting Limited Partner's Warrants and such Defaulting Limited Partner's Warrant Rights), unless otherwise agreed by the General Partner and such Purchaser, by (a) paying such Defaulting Limited Partner such an amount as the Purchaser and the General Partner shall agree upon, (b) paying to the Partnership the amount in respect of which the Defaulting Limited Partner shall have defaulted under such Defaulting Limited Partner's Investor Note, (c) paying any selling commissions and financial advisory and marketing fees due in connection with such purchase,
(d) undertaking, by executing an Investor Note, to make the remaining payments to the Partnership required to be made by the Defaulting Limited Partner to the extent that such payments have not been made by the Defaulting Limited Partner or by the Purchaser pursuant to clause (b) above and (e) paying, if practicable, any interest payable on the amount due and any expenses incurred by the Partnership, in each case as specified in this subparagraph 3.3.5. If the Defaulting Limited Partner's Interest and, if applicable, Warrants and Warrant Rights are sold for less than contemplated by the preceding sentence, the Defaulting Limited Partner shall continue to be liable for any deficiency. Upon the consummation of a purchase pursuant to this subparagraph 3.3.5, which shall occur on the date (the ''Purchase Date'') specified by the General
Partner in writing to the Purchaser, (i) the Purchaser shall become a Substituted Limited Partner, with all of the rights and obligations as set forth in subparagraph 8.6.1, (ii) the Defaulting Limited Partner shall be relieved of such Defaulting Limited Partner's obligations under its Investor Note (to the extent the Substituted Limited Partner agreed to pay such obligation) and (iii) the Interest of such Defaulting Limited Partner shall be decreased to the extent such Interest is purchased by a Purchaser pursuant to this subparagraph 3.3.5. Each Additional Limited Partner hereby constitutes and appoints the General Partner, and any officer of the General Partner, with full power of substitution, such Additional Limited Partner's agent and attorney-in-fact for the purpose of executing and delivering any and all documents necessary to convey such Additional Limited Partner's Interest
(and, if applicable, the unexercised portion of such Additional Limited Partner's Warrants and such Additional Limited Partner's Warrant Rights), in the event that such Additional Limited Partner shall have become a Defaulting Limited Partner, to the Purchaser pursuant to this subparagraph 3.3.5, which power of attorney, being coupled with an interest, is irrevocable and shall survive the death, dissolution or incapacity of any Limited Partner. Until the Interest of the Defaulting Limited Partner is purchased by a Purchaser, the obligations of the Defaulting Limited Partner to the Partnership hereunder shall not be extinguished by the existence of the resale option granted to the General Partner pursuant to this subparagraph 3.3.5, and the Partnership may proceed to collect from the Defaulting
Limited Partner (x) any amount due from the Defaulting Limited Partner as and when due, together with interest thereon from the date for payment stated herein at the lesser of one and one-half percent (1 1/2%) per month and the maximum rate permitted by law and (y) all costs and expenses of collection incurred by the Partnership (including reasonable fees and disbursements of counsel). The Class B Limited Partner shall receive written notice whenever any Limited Partner becomes a Defaulting Limited Partner under this subparagraph 3.3.5.

3.4 General Partner, Class B Limited Partner or Initial Limited Partner as Class A Limited Partner

     The General Partner, any Class B Limited Partner or the Initial Limited Partner shall also be a Class A Limited Partner to the extent that such Partner purchases an Interest as a Class A Limited Partner or either purchases or becomes a transferee of all or any part of the Interest of a Class A Limited Partner or Class A Substituted Limited Partner, and to such extent shall be treated in all respects as a Class A Limited Partner, and the consent of the Limited Partners to such a purchase or transfer shall not be required in order for such purchase or transfer to be effective. The General Partner's Capital Contribution referred to in subparagraph 3.1.1 or 3.1.2 will be made in its capacity as a General Partner and, except as provided in paragraphs 11.1 and 11.4, such Capital Contribution as a General Partner will not entitle the General Partner to any rights of a Limited Partner, including, without limitation, any rights set forth in Article 8.

        ARTICLE 4.  Allocation of Profits or Losses; Distributions

4.1  Profits or Losses

     4.1.1 General Allocation of Losses. After giving effect to the special and regulatory allocations set forth in Sections 4.1.3 and 4.1.4, Losses for any fiscal year shall be allocated in the following order and priority:

          (a) First, if in any prior fiscal year Profits have been allocated to the Partners pursuant to Section 4.1.2(b), one percent (1%) to the General Partner and ninety-nine percent (99%) to the Additional Limited Partners, to the extent of and pro rata in accordance with the amount of (i) the cumulative Profits allocated to the Partners pursuant to Section 4.1.2(b) hereof for all prior fiscal years, over (ii) the cumulative Losses allocated to the Partners pursuant to this Section 4.1.1(a) for all prior fiscal years.

          (b) Second, one percent (1%) to the General Partner and ninety-nine percent (99%) to the Additional Limited Partners in accordance with their respective Adjusted Capital Contributions.

     4.1.2 General Allocation of Profits. After giving effect to the special and regulatory allocations set forth in Section 4.1.3 and 4.1.4, Profits for any fiscal year shall be allocated in the following order and priority:

          (a) First, if in any prior fiscal year Losses have been allocated to the Partners pursuant to Section 4.1.1(b), one percent (1%) to the General Partner and ninety-nine percent (99%) to the Additional Limited Partners, to the extent of and pro rata in accordance with the amount of (i) the cumulative Losses allocated to the Partners pursuant to Section 4.1.1(b) hereof for all prior fiscal years, over (ii) the cumulative Profits allocated to the Partners pursuant to this Section 4.1.2(a) for all prior fiscal years.

          (b) Second, one percent (1%) to the General Partner and ninety-nine percent (99%) to the Additional Limited Partners. The amounts allocated to the respective Additional Limited Partners, pursuant to this Section 4.1.2(b) shall be allocated (A) ninety-five percent (95%) to the Class A Limited Partners pro rata in accordance with their respective Adjusted Capital Contributions; and
(B) five percent (5%) to the Class B Limited Partner.

     4.1.3 Special Allocations. Notwithstanding anything to the contrary in this Article 4:
          (a) Any interest income imputed under Sections 483 or 1274 of the Code with respect to the Investor Notes shall be specially allocated to the Additional Limited Partners whose Investor Notes gave rise to such imputation.

          (b) Selling commissions, financial advisory and marketing fees and other fees paid by the Partnership in any Fiscal Year in respect of any Interest shall be specifically allocated among the Class A Limited Partners so as to cause the Capital Account Balances of all such Class A Limited Partners to be equal on a whole interest basis prior to all allocations of Profits and Losses and assuming full payment of the Investor Notes.

          (c) If there are one or more Interim Closings (as defined in the Sales Agency Agreement) subject to the requirements of Section 706(d) of the Code, (a) Profits and Losses allocated to the Limited Partners for the period from each Interim Closing Date (as defined in the Sales Agency Agreement)
(a ''Starting Date'') to the earlier of (x) the next Interim Closing Date and
(y) the Final Closing Date (as defined in the Sales Agency Agreement) shall be allocated solely to the Limited Partners admitted to the Partnership on or before such Starting Date, and (b) Profits and Losses allocated to the Limited Partners after the Final Closing Date shall be allocated to each Limited Partner so that and until the aggregate amount of Profits and Losses allocated to such Limited Partner equals the aggregate amount of Profits and Losses that would have been allocated to such Limited Partner if all Limited Partners had been admitted to the Partnership on the first Interim Closing Date.

          (d) No payment of Additional Funds (as defined in the Product Development Agreement) pursuant to the Product Development Agreement, whether by contribution or otherwise, shall affect the relative share of allocations or distributions (other than distributions upon termination of the Partnership as provided in paragraph 9.3) pursuant to this subparagraph.

     4.1.4 Regulatory Allocations. Notwithstanding anything to the contrary in
Article 4:

          (a) No allocation of Losses shall create or increase (or shall reasonably be expected to create or increase as of the end of any Partnership taxable year) a negative Capital Account Balance for any Limited Partner in excess of such Limited Partner's obligation to restore its Capital Account Balance, computed in accordance with the rules of Treasury Regulation
Section 1.704-1(b)(2)(ii)(d). Losses that cannot, in accordance with the preceding sentence, be allocated to a Limited Partner shall be allocated as follows. First, to the Limited Partners who would not be subject to such limitation, pro rata in accordance with their Adjusted Capital Contributions, and thereafter, one hundred percent (100%) to the General Partner. If Losses are allocated to Partners in accordance with this Section 4.1.4(a), Profits shall be allocated to those Partners to the extent of and in proportion to the cumulative amounts of Losses allocated to such Partners pursuant to this
Section 4.1.4(a).

          (b) If any Limited Partner unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) that creates or increases a negative Capital Account Balance for such Limited Partner, such Limited Partner shall be allocated items of income and gain in an amount sufficient to eliminate such negative Capital Account Balance as quickly as possible. Such allocation of items of income and gain shall be in lieu of any other method for the allocation of items of income and gain provided hereunder and shall continue until the negative Capital Account Balance is eliminated for purposes of Treasury Regulation Section 1.704-1(b)(2)(ii)(d). This provision is intended to be a ''qualified income offset'' within the meaning of Treasury Regulation 1.704-1(b)(2)(ii)(d) and shall be interpreted and implemented as therein provided.

4.2  Allocation Among Partners Subsequent to an Assignment

     The Profits or Losses of the Partnership attributable to any Interest acquired by reason of an assignment by a Partner in any fiscal year of the Partnership shall, subject to the requirements of Section 706 of the Code, be allocated between the assignor and assignee based upon the length of time during such fiscal year, as measured by the effective date of the assignment (determined as specified in paragraph 8.4), during which the Interest so assigned was owned by each of them; provided that, if the allocation made by this paragraph shall not be made because an interim closing of the books of account of the Partnership pursuant to paragraph 6.5 was made at the time of any such assignment, the Profits and Losses of the Partnership up to the time of such assignment shall be allocated to the assignor, and after the time of such assignment shall be allocated to the assignee.

4.3  Allocation Among Partners Subsequent to a Default

     The Profits or Losses of the Partnership attributable to the Interest of a Defaulting Limited Partner shall be allocated after the default on the Defaulting Limited Partner's Investor Note solely among the non-defaulting Limited Partners. If the Interest of such Defaulting Limited Partner shall be purchased by a Purchaser, or if such Defaulting Limited Partner pays to the Partnership all amounts required to cure its default, a special allocation of Profits or Losses of the Partnership arising after such purchase or cure shall be made to the Purchaser or Defaulting Limited Partner or to the non-defaulting Limited Partners until the Purchaser's or the Defaulting Limited Partner's Capital Account Balance becomes or shall become equal in amount to the Capital Account Balance that the Defaulting Limited Partner would have had if the Defaulting Limited Partner had not defaulted.

4.4 Capital Account Balance

     Each Partner's capital account shall be maintained in accordance with the capital accounting rules of Section 704(b) of the Code and the regulations thereunder (including particularly Treasury Regulation Section 1.704-1(b)(2)(iv)). In general, under such rules, a Partner's capital account shall be credited with (i) such Partner's cash contributions to the Partnership and the fair market value of any other property contributed to the Partnership by such Partner and (ii) such Partner's share of Profits as set forth in this Article 4, and shall be debited with (a) such Partner's share of Losses and (b) the amount of any cash distributions (inclusive of any amounts required to be withheld from distributions on account of any U.S. federal, state or local tax) to such Partner and the fair market value of any distributions of other property to such Partner. Upon the assignment by any Limited Partner of its Interest or any portion of its Interest pursuant to paragraph 8.3, the capital account of such assigning Limited Partner which is attributable to its Interest, or such portion of its Interest, will carry over and become the capital account of the assignee of such Interest, or such portion, on the effective date of such assignment pursuant to paragraph 8.4. The General Partner shall direct the Partnership's accountant to make all necessary adjustments in each Partner's capital account as required by the capital accounting rules of Section 704(b) of the Code and the regulations thereunder.

4.5  Distributions of Partnership Funds

     4.5.1 Prior to termination of the Partnership pursuant to Article 9, Distributable Cash for each fiscal quarter shall be distributed to the Partners (except as otherwise provided in Section 3.3.5) as soon as practicable after the end of such fiscal quarter in the following order and priority:

          (a) First, one percent (1%) to the General Partner and ninety-nine percent (99%) to the Additional Limited Partners, pro rata in accordance with their respective Adjusted Capital Contributions (except as otherwise provided in subparagraph 3.3.5) as of the end of such fiscal quarter until each Class A Limited Partner shall have received distributions pursuant to this Article 4 aggregating one hundred percent (100%) of its Capital Contributions.

          (b) Second, one percent (1%) to the General Partner and ninety-nine percent (99%) to the Additional Limited Partners. The distributions to the respective Additional Limited Partners, shall be split (A) five percent (5%) to the Class B Limited Partner; and (B) ninety-five percent (95%) to the Class
A Limited Partners pro rata in accordance with their respective Adjusted Capital Contributions (except as otherwise provided in subparagraph 3.3.5) as of the end of such fiscal quarter.

4.5.2 In addition, distributions of cash in proportion to the Partner's respective Adjusted Capital Contributions (except as otherwise provided in Section 3.3.5) may be made at any time by the General Partner.

4.6  Return of Unexpended Capital Contributions

     If any portion of the Capital Contributions of the Partners has not been expended, or has not been or will not be, in the reasonable judgment of the General Partner, committed for expenditures or otherwise required to satisfy the obligations of the Partnership, at or after the date on which the General Partner determines pursuant to the Product Development Agreement that the purposes of the Partnership are unfeasible or uneconomic or that necessary additional funds to achieve such purposes are not available, such portion of the Capital Contributions shall be distributed by the Partnership pro rata to the Partners in accordance with their Adjusted Capital Contributions immediately prior to such distribution.

4.7  Distributions in Kind

     4.7.1 The General Partner, in its discretion, may from time to time distribute to the Partners in kind any property (other than cash) held by the

Partnership. Any such distribution of property shall be referred to herein as a ''Distribution in Kind.'' The value of any such Distribution in Kind at the time of such distribution shall be determined in accordance with subparagraph
4.7.3 and such distribution shall be made to the Partners in accordance with subparagraph 4.7.2. Distributions in Kind made pursuant to this subparagraph
4.7.1 shall be subject to such restrictions and conditions, if any, as the General Partner shall have determined are necessary or appropriate in order for such distributions to be made in accordance with applicable law. If a Distribution in Kind may not legally be made to a Partner, the General Partner shall sell the property that would otherwise be distributed to such Partner and distribute the net proceeds thereof to the Partner entitled thereto.

     4.7.2 Any Distribution in Kind pursuant to subparagraph 4.7.1 shall be distributed to the Partners as follows: (i) first, one percent (1%) of the distributions shall be made to the General Partner and ninety-nine percent (99%) shall be made to the Additional Limited Partners, pro rata in accordance with their respective Adjusted Capital Contributions (expect as otherwise provided in subparagraph 3.3.5) as of the date of distribution until each Class A Limited Partner shall have received distributions pursuant to this Article 4 aggregating one hundred percent (100%) of its Capital Contributions; (ii) second, after each Class A Limited Partner shall have received distributions pursuant to this
Article 4 aggregating one hundred percent (100%) of its Capital Contributions, one percent (1%) of the distributions shall be made to the General Partner and ninety-nine (99%) shall be made to the Additional Limited Partners. The distributions to the respective Additional Limited Partners shall be split five percent (5%) to the Class B Limited Partner and ninety-five percent (95%) to the Class A Limited Partners pro rata in accordance with their respective Adjusted Capital Contributions (except as otherwise provided in subparagraph 3.3.5) as of the date of distribution. No fractional share of any security shall be distributed, but in lieu thereof, the General Partner shall sell such fractional share and distribute the net proceeds thereof to the Partner entitled thereto.

     4.7.3 The value of any Distribution in Kind as of any date of determination (or if such date is not a business day, as of the next preceding business day) shall be the estimated fair market value of the property distributed as determined by the General Partner.

                    ARTICLE 5.  Records and Accounting; Reports

5.1  Records and Accounting

     Proper and complete records and books of account of the business of the Partnership shall be maintained at the Partnership's principal place of business, and each Additional Limited Partner or such Additional Limited Partner's duly authorized representative shall have access to such records and books of account, upon reasonable notice and for a proper purpose, at all reasonable times during business hours; provided, however, that no Limited Partner will have access to Technology (as defined in the Schedule I to the Product Development Agreement) or other proprietary technology or trade secrets contained in such records and books. The Partnership shall maintain its records and books using the same methods of accounting elected by the Partnership in its federal income tax returns. The Partnership shall prepare its financial statements on a tax basis of accounting using disclosures consistent with generally accepted accounting principles.

5.2  Annual Reports

     Within 90 days after the end of each fiscal year of the Partnership, the General Partner shall cause to be delivered to each Person who was a Partner at any time during such fiscal year, an annual report containing the following:

     (i) financial statements of the Partnership, prepared in accordance with the last sentence of paragraph 5.1, using the same methods of accounting elected by the Partnership in its federal income tax return and including, without limitation, a balance sheet as of the end of the Partnership's fiscal year and statements of income, Partners' equity and changes in financial position for such fiscal year all accompanied by a report from a nationally recognized firm of independent certified public accountants stating whether, in their opinion, such financial statements of the Partnership fairly present the assets, liabilities and capital accounts of the Partnership and its revenues and expenses and changes in its Partners' capital accounts on the accounting basis used for federal income tax purposes;

     (ii) a general description of the activities of the Partnership during such fiscal year, including, without limitation, a description of the progress of Product development and commercialization;

     (iii) a summary of any material transactions between the Partnership and the General Partner or any of its Affiliates, including fees or compensation paid by the Partnership and the services performed by the General Partner or any such Affiliate for such fees or compensation; and

     (iv) a report of all distributions of Distributable Cash pursuant to paragraph 4.5 hereof.

5.3  Quarterly Reports

     Within 45 days after the end of each of the first three quarters of each fiscal year of the Partnership, the General Partner shall cause to be delivered to each Person who was a Partner at any time during such quarter an unaudited quarterly report containing a balance sheet as at the end of such quarter and a statement of income for the period covered by the report, which shall be certified by an officer of the General Partner as fairly presenting, on the accounting basis used for federal income tax purposes, the financial position and results of operations of the Partnership during the period covered by the report. The report shall also contain a description of other pertinent information regarding the business of the Partnership during the period covered by the report, including, without limitation, information regarding the progress of Product development and commercialization.

5.4  Tax Information

     Within 45 days after the end of each fiscal year of the Partnership, the General Partner will cause to be delivered to each Person who was a Partner at any time during such fiscal year all information concerning the Partnership required to be furnished to the Partners by law
(e.g., Section 6031(b) of the Code) and as shall be necessary for the preparation of such Partner's federal income tax return, including a statement showing such Partner's share of each item of Partnership income, gain, loss, deduction and credit for such year for federal income tax purposes and the amount of any distribution made to or for the account of such Partner pursuant to this Agreement. In the event the General Partner does not deliver to each such Person all information necessary to enable such Person to prepare such Person's federal income tax return within 45 days of the end of any fiscal year.

5.5  Tax Returns

     The General Partner shall cause tax returns for the Partnership to be timely prepared and filed with the appropriate authorities.

5.6  Additional Information

     In addition to the foregoing, each Limited Partner shall have the right, upon reasonable notice and for a proper purpose, to obtain from the General Partner:

     (i) a copy of the Partnership's federal, state and local income tax returns for each year;

     (ii) a current list of the name and address of each Partner;

     (iii) a copy of this Agreement and certificate of limited partnership and all amendments thereto, together with executed powers of attorney pursuant to which any of such documents have been executed; and

     (iv) a list containing the amount of cash and a description and statement of the agreed value of any property or services contributed by each Partner, and which each Partner has agreed to contribute in the future, and the date on which each became a Partner.

5.7  Trade Secrets

     Anything in this Agreement to the contrary notwithstanding, the Partnership shall have no obligation to, and the General Partner shall not, disclose to any Limited Partner any trade secret or confidential or similar information, the disclosure of which the General Partner reasonably believes may (i) adversely affect the Partnership's business, (ii) be prohibited by any law or regulation or (iii) violate the terms of any agreement with any other Person.

                           ARTICLE 6.  Fiscal Affairs

6.1  Fiscal Year

     The fiscal year of the Partnership shall be the calendar year or such other taxable year as may be required by the Code or Treasury Regulations. Where appropriate herein, references to a fiscal year shall also be deemed to include fiscal periods that constitute only a portion of a fiscal year, including those caused by interim closings of the books of account of the Partnership pursuant to paragraph 6.5.

6.2  Partnership Funds

     Pending use in the business of the Partnership or distribution to the Partners, the funds of the Partnership shall be deposited in such bank account or accounts, or invested in interest-bearing taxable or non-taxable investments, as shall be designated and deemed appropriate by the General Partner, provided that the General Partner shall not make any such deposits or investments that would require registration of the Partnership under the Investment Company Act of 1940, as amended. Except with respect to investments meeting the requirements of paragraphs 7.2(a) and 7.2(i), funds of the Partnership shall not be commingled with funds of any other Person. Withdrawals of funds of the Partnership from any accounts or investments shall be made upon such signatures as the General Partner may designate.

6.3  Federal Income Taxes

     Unless otherwise provided in this Agreement, the General Partner may, in itssole and absolute discretion, make any election on behalf of the Partnership that is authorized by the Code and the Treasury Regulations in determining the Federal taxable income of the Partnership. For Federal income tax purposes, each item of income, gain, loss, deduction or credit of the Partnership shall be allocated among the Partners in accordance with the manner in which Partnership Profits or Losses are allocated pursuant to
Article 4, unless a different manner of allocation is required by the Code and the Treasury Regulations, including, without limitation, any special allocation that may be necessary to give effect to any election under
Section 754 of the Code which the General Partner, in its sole and absolute discretion, may cause the Partnership to make. The General Partner shall not elect to treat the Partnership as an association taxable as a corporation for Federal or state income or franchise tax purposes.

6.4  Tax Matters Partner

     The General Partner shall at all times be the Partnership's tax matters partner (''TMP''). Upon the resignation, dissolution or bankruptcy of the General Partner, the successor General Partner shall be the TMP. The TMP shall employ experienced tax counsel to represent the Partnership in connection with any audit or investigation of the Partnership by the Internal Revenue Service (''IRS'') and in connection with all subsequent administrative and judicial proceedings arising out of such audit. The fees and expenses of the TMP, and all expenses incurred by the TMP in serving as the TMP, shall be expenses paid by the Partnership. Notwithstanding the foregoing, it shall be the responsibility of the General Partner and of the Limited Partners, at their expense, to employ tax counsel to represent their respective separate interests. If the TMP is required by law or regulation to incur fees and expenses in connection with tax matters not affecting all of the Partners, then the TMP may, in its sole discretion, seek reimbursement from or charge such fees and expenses to the capital accounts of those Partners on whose behalf such fees and expenses were incurred. The TMP shall keep the Partners informed of all administrative and judicial proceedings, as required by
Section 6223(g) of the Code, and shall promptly furnish in writing to each Partner who so requests a copy of each notice or other communication received by the TMP from the IRS, except such notices or communications as are sent directly to such requesting Partner by the IRS. The relationship of the TMP to the Limited Partners is that of a fiduciary, and the TMP has a fiduciary obligation to perform its duties as TMP in such manner as will serve the best interests of the Partnership and all of the Partners. To the fullest extent permitted by law, the Partnership agrees to indemnify the TMP and its agents, and save and hold them harmless, from and in respect to all (i) fees, costs and expenses in connection with or resulting from any claim, action or demand against the TMP, the General Partner or the Partnership that arise out of or in any way relate to the TMP's status as TMP for the Partnership, and (ii) all such claims, actions and demands and any losses or damages therefrom, including amounts paid in settlement or compromise of any such claim, action or demand, provided that this indemnity shall not extend to conduct by the TMP adjudged (x) not to have been undertaken in good faith to promote the best interests of the Partnership or (y) to have constituted gross negligence, recklessness or intentional wrongdoing of the TMP.

6.5  Interim Closing of the Books

     There shall be an interim closing of the books of account of the Partnership (i) at the date of the admission of Additional Limited Partners pursuant to subparagraph 3.3.1, (ii) at any time a taxable year of the Partnership ends pursuant to the Code and (iii) at such other times as the General Partner shall determine are required by good accounting practices or may be appropriate under the circumstances.

            ARTICLE 7.  Rights and Duties of the General Partner

7.1  Management Power

     The General Partner shall have exclusive management and control of the business of the Partnership. The General Partner shall have all the rights and powers of a general partner as provided in the Act and as otherwise provided by law and, except as otherwise expressly provided in this

Agreement, the General Partner is hereby granted the right, power and authority to do on behalf of the Partnership all things that, in its sole judgment, are necessary, proper or advisable to carry out the aforementioned duties and responsibilities, including but not limited to the right, power and authority from time to time to do the following:

     (a) incur all expenditures permitted by this Agreement;

     (b) employ and dismiss from employment any and all employees, agents, independent contractors, consultants, attorneys and accountants;

     (c) enter into any sales agency or other agreements with respect to the sale of Interests to Additional Limited Partners;

     (d) admit an assignee of a Limited Partner's Interest or the Purchaser of a Defaulting Limited Partner's Interest to be a Substituted Limited Partner in the Partnership, pursuant to and subject to the terms of subparagraph
3.3.5 and paragraphs 8.3 and 8.6, without the consent of any Limited Partner;

     (e) to the extent that funds of the Partnership are, in the General Partner's judgment, not required for the conduct of the Partnership's business, temporarily invest the excess funds in the manner set forth in paragraph 6.2;

     (f) prosecute and protect and defend or cause to be prosecuted, protected and defended all copyrights, patents, patent rights, trade names, trademarks and service marks and all applications with respect thereto that may be held or licensed by the Partnership;

     (g) borrow money on behalf of the Partnership from ICOS and give as security for such borrowing Investor Notes of the Limited Partners;

     (h) in addition to the borrowing set forth in clause (g) above, (x) borrow money on behalf of the Partnership from lenders other than the General
Partner or its Affiliates and give as security for any such loan a security interest in any or all assets of the Partnership or (y) borrow money on behalf of the Partnership from the General Partner or its Affiliates, at an interest rate not to exceed an interest rate that would be charged such General Partner or Affiliate for its borrowings of like maturity; and

     (i) subject to paragraph 7.4(d), enter into, execute, amend, supplement, acknowledge and deliver any and all contracts, agreements, licenses or other instruments (including without limitation the agreements listed in Schedule B hereto and guarantees of the obligations of third parties) necessary, proper or advisable to carry out the purposes of the Partnership.

7.2	Limitations on General Partner's Authority

The General Partner shall have no authority to:

     (a) do any act prohibited by law or in contravention of this Agreement;

     (b) permit or cause the funds of the Partnership to be commingled with the funds of any other Person, except with respect to investments meeting the requirements of paragraphs 7.2(a) and 7.2(i);

     (c) permit any creditor who makes a non-recourse loan to the Partnership to acquire, at any time as a result of making such loan, any direct or indirect interest in the profits, capital or property of the Partnership other than as a secured creditor;

     (d) permit the Partnership to redeem or repurchase any Interest
(except that the foregoing shall not apply to the Purchase Option); provided, however, that the General Partner may, but shall not be obligated to, purchase any Interest for its own account from the Partnership or from any Limited Partner or other holder of any Interest and become a Limited Partner in respect of such Interest;

     (e) pay or award any finder's fee, commission or other compensation to any person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchase of Interests; provided, however, that this provision shall not prohibit payment of customary selling commissions to registered broker-dealers or other properly licensed persons in connection with the offering and sale of the Interests;

     (f) except as otherwise specified herein, permit the General Partner or any of its Affiliates to receive any rebate or concession to participate in any reciprocal business arrangements that would have the effect of circumventing the provisions hereof;

     (g) except as provided herein with respect to Additional Limited Partners, Substituted Limited Partners, substitute General Partners or additional General Partners, admit any additional Partners into the Partnership or establish any additional classes of Limited Partner;

     (h) except as permitted by this Agreement, perform any act which would impair or make impossible the ordinary conduct of the Partnership business; and

     (i) receive, or permit any Affiliate of the General Partner to receive, any fees from the Partnership other than (i) the Management Fee and (ii) the License Fee.

7.3  Formation and Qualification of the Partnership

     The General Partnert will use its best efforts to cause the Partnership to be formed, reformed, qualified or registered under assumed or fictitious name statutes or similar laws in any jurisdiction in which the Partnership owns property or transacts business if such formation, reformation, qualification or registration is necessary in order to protect the limited liability of the Limited Partners or to permit the Partnership lawfully to own property or transact business.

7.4  Obligations of the General Partner

     The General Partner shall:

     (a) devote to the Partnership and apply to the accomplishment of Partnership purposes so much of its time and attention as is necessary or advisable in the opinion of the General Partner to manage properly the affairs of the Partnership;

     (b) cause the Partnership to have insurance against such risks and pursuant to such terms (including deductible limits or self-insured retentions) as is appropriate in the prudent judgment of the General Partner;

     (c) maintain a Partnership capital account for each Partner; and

     (d) cause the Partnership to enter into and carry out the obligations of the Partnership contained in the agreements listed in Schedule B hereto and cause the Partnership not to take any action in violation of such agreements, or to amend such agreements to the extent that such amendments materially adversely affect the Limited Partners.

7.5  Good Faith

     Subject to paragraph 7.8, the General Partner shall manage and control the affairs of the Partnership to the best of its ability, and the General Partner shall use its commercially reasonable best efforts to carry out the purposes of the Partnership for the benefit of all of the Partners.
In exercising its power, the General Partner recognizes its fiduciary responsibility to the Partnership. The General Partner shall not solicit any Partner to waive or contract away such fiduciary responsibility.

7.6  No Compensation

     The General Partner shall receive no compensation for performing its duties as General Partner under this Agreement. This provision shall not affect the General Partner's rights to receive its share of distributions of Partnership funds as set forth in Article 4 or subparagraph 9.3.1, to receive reimbursement for amounts expended as set forth in paragraphs 6.4 and 7.7 or to receive repayment of any loans made by it to the Partnership pursuant to paragraph 7.1(h) or to receive the Management Fee, the License
Fee or any other compensation or payments pursuant to contracts entered into as provided in paragraph 7.14.

7.7  Reimbursement of the General Partner

     The General Partner shall be entitled to receive, out of Partnership funds available therefor, reimbursement of all amounts expended by the General Partner out of its own funds in payment of properly incurred Partnership obligations, including amounts expended prior to the entry of Additional Limited Partners into the Partnership.

7.8  Limitation of Liability; Indemnification

     7.8.1 Neither the General Partner nor any of its officers, directors, employees or agents shall be liable to the Partnership or to the Limited Partners for any act or omission based upon errors of judgment or other fault in connection with the business or affairs of the Partnership, provided that the Person against whom liability is asserted acted in good faith on behalf of the Partnership and in a manner reasonably believed by such Person to be within the scope of its authority under this Agreement and in the best interests of the Partnership, and provided further, that such action or failure to act does not constitute gross negligence or willful misconduct. The Partnership agrees to indemnify the General Partner and its officers, directors, employees and agents to the fullest extent permitted by law and to save and hold them harmless from and in respect of all (a) fees, costs and expenses (including fees of counsel) incurred in connection with or resulting from any claim, action or demand against the General Partner, the Partnership or any of their respective officers, directors, employees or agents that arise out of or in any way relate to the Partnership or its properties, business or affairs and (b) such claims, actions and demands and any losses or damages resulting from such claims, actions and demands, including amounts paid in settlement or compromise (if recommended by counsel for the Partnership) of any such claim, action or demand, provided, that such indemnification shall apply only in the event the Person against whom a claim, action or demand is asserted has acted in good faith on behalf of the Partnership and in a manner reasonably believed by such Person to be within the scope of its authority under this Agreement and in the best interests of the Partnership, and only if such action or failure to act does not constitute gross negligence or willful misconduct. The termination of any action, suit or proceeding by judgment, order or settlement or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that any Person acted with gross negligence or willful misconduct or otherwise than in good faith on behalf of the Partnership in a manner reasonably believed by such Person to be within the scope of its authority under this Agreement and in the best interests of the Partnership.

     7.8.2 The provision of advances from Partnership funds to the General Partner or any of its officers, directors, employees or agents (collectively, ''Indemnitees'') for legal expenses and other costs incurred as a result of any initiated or threatened suit, action or proceeding is permissible if (i) such suit, action or proceeding relates to or arises out of, or is alleged to relate to or arise out of, any action or inaction on the part of the Indemnitee relating to the performance of duties or services by the Indemnitee on behalf of the Partnership, and (ii) the Indemnitee undertakes to repay any funds advanced pursuant to this subparagraph 7.8.2 in cases in which such Indemnitee would not be entitled to indemnification under subparagraph 7.8.1, together with interest thereon from the date of payment to the date of repayment at a rate of interest equal to the average monthly three-month industrial A-1 commercial paper rate in effect during such period. If advances are permissible under this subparagraph 7.8.2, the Indemnitee shall furnish the Partnership with an undertaking as set forth in clause (ii) above and shall thereafter have the right to bill the Partnership for, or otherwise request the Partnership to pay, at any time and from time to time after such Indemnitee becomes obligated to make payment therefor, any and all amounts for which such Indemnitee believes in good faith that such Indemnitee is entitled to indemnification under subparagraph 7.8.1. The Partnership shall pay any and all such bills and honor any and all such requests for payment (for which the Partnership is liable as determined above) within 60 days after such bill or request is received.
In the event that a final determination is made that the Partnership is not so obligated in respect of any amount paid by it, such Indemnitee shall refund such amount, together with interest thereon, within 60 days of such final determination, and in the event that a final determination is made that the Partnership is so obligated in respect of any amount not paid by the Partnership to a particular Indemnitee, the Partnership shall pay such amount to such Indemnitee within 60 days of such final determination.

     7.8.3. Any judgment against the Partnership or an Indemnitee wherein the Indemnitee is entitled to indemnification under subparagraph 7.8.1 must first be satisfied from the assets of the Partnership before the Indemnitee is responsible for satisfaction of such judgment.

7.9  Other Business Ventures

     Any Partner (including, without limitation, the General Partner), or any shareholder, director, employee, Affiliate or other Person holding a legal or beneficial interest in any entity which is a Partner, may engage in or possess an interest in other business ventures of every nature and description, independently or with others, whether such ventures are competitive with the Partnership or otherwise; and except as expressly provided in the agreements listed in Schedule B hereto, neither the Partnership nor the Partners shall have any right by virtue of this Agreement in or to such independent ventures or to the income or profits derived therefrom.

7.10  Timing of Installments Under Investor Notes

     If the General Partner deems it necessary or desirable to do so, the General Partner may, upon notice to all Additional Limited Partners,
(i) extend the due date for the payment of any installments under the Class A Limited Partners' Investor Notes; provided, however, that all Class A Limited Partners shall be entitled to the benefit of each such extension; or (ii) prior to any date upon which installments under the Investor Notes are due (such prior date, the ''Installment Termination Date''), relieve the Class A Limited Partners of their respective obligations to make any installments under each such Class A Limited Partner's Investor Note falling due after such Installment Termination Date; provided, however, in no event shall any Class A Limited Partner be relieved of its obligation to pay any payments under such Class A Limited Partner's Investor Note falling due prior to the Installment Termination Date.

7.11	Enforcement of Investor Notes

     The General Partner shall have full power to enforce the Investor Notes held by the Partnership. Each Additional Limited Partner hereby agrees to such rights on the part of the General Partner and expressly grants to it all such rights.

7.12	Sale of All Assets

     The General Partner shall not sell, license, assign or otherwise transfer all or substantially all of the assets of the Partnership without first obtaining the affirmative vote of sixty-six and two-thirds percent (66-2/3%) in interest (based upon Adjusted Capital Contributions) of the Limited Partners; provided, however, that, in the event that the option to purchase the Interests of the Limited Partners expires unexercised or the Research Program is terminated pursuant to Section 7.01 of the Product Development Agreement as to all Products, the affirmative vote of a majority in interest (based upon Adjusted Capital Contributions) of the Limited Partners will suffice. Entering into, or performing pursuant to the terms of, any of the following agreements shall not, in and of itself, be deemed a sale of all or substantially all of the Partnership's assets for the purposes of this paragraph 7.12: (i) the Purchase Agreement;
(ii) the Product Development Agreement; or (iii) one or more agreements covering the license or sublicense of the Partnership's proprietary know-how and technology for therapeutic indications not addressed in the Memorandum. A purchase of Interests pursuant to paragraph 7.13 shall also not be deemed a sale of all or substantially all of the Partnership's assets for the purposes of this paragraph 7.12.

7.13	Partnership Purchase

     7.13.1 If, pursuant to the Purchase Agreement, ICOS (i) exercises its option to purchase the Interests of the Limited Partners or
(ii) states in writing that it will not exercise such options, the General Partner shall provide each Limited Partner with written notice of such exercise or of such decision not to exercise, and, in the former case, the General Partner shall transfer all of the Limited Partners' Interests to ICOS in exchange for the consideration set forth in the Purchase Agreement.

     7.13.2 Each Limited Partner hereby agrees to the transfer described in subparagraph 7.13.1 above, and hereby constitutes and appoints the General Partner, any Person which becomes a successor General Partner and any officer of the General Partner, with full power of substitution, such

Limited Partner's agent and attorney-in-fact for the purpose of executing and delivering any and all documents necessary to convey such Limited Partner's Interest to ICOS in the circumstances described above pursuant to such subparagraph which power of attorney, being coupled with an interest, is irrevocable and shall survive the death, dissolution or incapacity of any Limited Partner.

     7.13.3 After a transfer of all the Interests of all the Limited Partners to ICOS pursuant to subparagraph 7.13.1, the General Partner shall terminate the Partnership pursuant to Article 9.

7.14  Contracts with the General Partner or its Affiliates

     The General Partner may, on behalf of the Partnership, enter into contracts in addition to those listed in Schedule B with itself or any of its Affiliates, provided that such agreements are upon terms which are no less favorable to the Partnership than terms that could reasonably be obtained from parties other than itself or any Affiliate. The validity of any transaction, agreement or payment involving the Partnership and the General Partner or any Affiliate of the General Partner, including those agreements listed in Schedule B hereto, shall not be affected by reason of (i) the relationship between the Partnership and the General Partner or such Affiliate of the General Partner or between such Affiliate of the General Partner and the General Partner or (ii) the approval of said transaction, agreement or payment by officers or directors of the General Partner.

7.15  Termination of Partnership; Appointment of a New General Partner.

     Without concurrence of sixty-six and two-thirds percent (66-2/3%) in interest of the Limited Partners, the General Partner may not (a) except as provided in subparagraph 7.13.3, terminate the Partnership or
(b) appoint a new general partner; provided, however, that the General Partner may appoint an additional general partner without the consent of the Limited Partners if the addition of such Person is necessary to preserve the tax status of the Partnership, such Person has no authority to manage or control the Partnership under the Partnership Agreement, there is no change in identity of Persons who have authority to manage or control the Partnership and the admission of such Person as an additional general partner does not materially adversely affect the Limited Partners.

         ARTICLE 8.  Rights and Obligations of the Limited Partners

8.1  No Participation in Management

     No Limited Partner (other than the General Partner if it has an Interest as a Limited Partner as permitted by paragraph 3.4 hereof and then only in its capacity as General Partner) shall take part in the management of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership.

8.2  Limitation of Liability
     Pursuant to the Act, a Limited Partner who is not also a General Partner of the Partnership shall have no liability for the obligations of the Partnership in excess of such Limited Partner's Capital Contribution and such Limited Partner's shares of assets and undistributed profits, unless such Limited Partner is also a General Partner or such Limited Partner takes part in the control of the business of the Partnership (subject to the obligation of a Limited Partner to repay any funds wrongfully distributed to it). Neither the possession nor the exercise of the voting rights and other powers of Limited Partners shall constitute participation in the control of the business of the Partnership.

8.3  Transfer of Limited Partner's Interest

     8.3.1 (a)   Subject to any restrictions on transferability required
by law or contained elsewhere in this Agreement, a Limited Partner may assign in writing such Limited Partner's Interest, provided that:

     (i) the assignee of such Interest, at the time of the assignment, meets all of the requirements applicable to the sale of such Interest to an Additional Limited Partner, including, without limitation, becoming a party to the Purchase Agreement and consenting in writing in form satisfactory to the General Partner to be bound by the terms of this Agreement as if such assignee were an Additional Limited Partner;

     (ii) immediately after the effective date of the assignment
(determined as specified in paragraph 8.4), neither the assignee nor the assignor, if the assignor has retained any part of such assignor's Interest, shall hold an Interest that represents a non-integral number of quarter Units;

     (iii) an opinion of counsel for the assignee is delivered to the General Partner stating that, in the opinion of such counsel (which counsel and opinion shall be satisfactory to counsel for the General Partner), such Interest may be legally transferred in compliance with then-applicable state and Federal laws;

     (iv) upon request of the General Partner, an opinion of counsel for the Partnership is delivered to the General Partner stating that, in the opinion of such counsel, such assignment would not jeopardize the status of the Partnership as a partnership for Federal income tax purposes, would not cause the Partnership to terminate pursuant to Section 708(b)(1)(B) of the Code, would not violate, or cause the Partnership to violate, any applicable law or governmental rule or regulation, including, without limitation, any applicable Federal or state securities law, and would not cause the assets of the Partnership to be ''plan assets'' within the meaning of ERISA;

     (v) an agreement among the assignor, assignee and Partnership, in form and substance satisfactory to the General Partner, shall be executed by such parties and delivered to the General Partner, pursuant to which agreement the assignor and assignee shall represent that each of them knows of no reason why the proposed assignment would, alone or in conjunction with other assignments similarly effected, cause the Partnership to be classified as a publicly traded partnership within the meaning of
Section 7704(b) of the Code and that the transfer was not effected by means of an interdealer quotation system of a type described in
Section 1.7704-1(b)(5) of the Treasury Regulations or by means of a secondary market or the substantial equivalent thereof of a type described in Section 1.7704-1(c) of the Treasury Regulations;

     (vi) the General Partner determines in its sole discretion that the sum of the percentage interests in the Partnership's capital and profits transferred during the taxable year of the proposed transfer, when added to the percentage interests in the Partnership's capital and profits proposed to be transferred by the assignor to the assignee, does not exceed two percent (2%) of the total interests in the Partnership capital or profits; and

     (vii) the General Partner consents in writing to the assignment, which consent may be withheld in its sole discretion or granted on such conditions as the General Partner may specify.

     The General Partner, in its absolute discretion, may waive any of the requirements set forth in clauses (i) through (iv) of this subparagraph 8.3.1(a), but shall not in any event consent to any assignment if such assignment would jeopardize the status of the Partnership as a partnership for Federal income tax purposes, or would violate, or cause the Partnership to violate, any applicable law or governmental rule or regulation, including, without limitation, any applicable Federal or state securities law or would cause the Partnership's assets to be ''plan assets'' within the meaning of ERISA. Notwithstanding the foregoing, the General Partner shall in no event permit the transfer of less than one quarter Unit. The consent of the General Partner pursuant to clause (vii) above shall not be required in connection with any transfer of an Interest required by operation of law. The General Partner shall not, prior to the Detachment Date (as defined in each Warrant) of each applicable Warrant, consent to an assignment without certification by ICOS that the assignor has transferred such assignor's applicable Warrant to the assignee. By executing this Agreement, each Limited Partner shall be deemed to have consented to any assignment to which the General Partner has consented. Anything herein to the contrary notwithstanding, in no event shall an assignment be made to a minor (except in trust or pursuant to the Uniform Gifts to Minors Act) or an incompetent.

     (b) Each Additional Limited Partner also agrees not to mortgage, pledge or otherwise encumber or assign any rights in the Interest of such Additional Limited Partner except as expressly permitted by this Agreement or the agreements listed in Schedule B hereto.

     8.3.2 Each Limited Partner agrees that, after an assignment of an Interest by such Limited Partner, it will, upon request of the General Partner, execute such certificates or other documents and perform such acts as the General Partner deems appropriate in connection with such transfer. For purposes of this subparagraph, any transfer of an Interest, whether voluntary or by operation of law, shall be considered an assignment.

     8.3.3 Any purported assignment of an Interest that is not made in compliance with this Agreement or that is attempted to be made in connection with the delivery of an agreement described in clause (v) above that contains an incorrect representation is hereby declared to be null and void and of no force or effect whatsoever and shall not be recognized by the Partnership or any Partner for purposes of allocations of Profits and Losses, Partnership distributions or otherwise.

     8.3.4 Each Limited Partner agrees that such Limited Partner will, upon request of the General Partner and prior to the time the General Partner consents to an assignment of an Interest by such Limited Partner, pay all reasonable expenses, including attorneys' fees, incurred by the Partnership in connection with such assignment.

     8.3.5 Notwithstanding anything to the contrary herein, each Limited Partner hereby covenants to each other Partner and to the Partnership that it will not transfer all or any portion of its Interest, or take any other action, if such transfer or action could (by itself or in conjunction with other actions) result in the Partnership's being treated as a ''publicly traded partnership'' within the meaning of Section 7704(b) of the Code. Each
Limited Partner further agrees that injunctive relief will be an appropriate remedy for any breach or threatened breach of this covenant because such breach may cause irreparable harm to the Partnership and that this covenant shall be binding upon any transferees, successors or assigns of all or any portion of such Limited Partner's Interest in the Partnership.

8.4  Assignee's Rights

     An assignee of any Interest in compliance with paragraph 8.3 shall be entitled to receive distributions of cash or other property, including distributions upon liquidation of the Partnership, from the Partnership attributable to such Interest after the effective date of the assignment. The effective date of an assignment of an Interest under the provisions of this Article 8 for the purposes of Partnership accounting shall be the date the assignment is accepted by the General Partner, which shall be not more than five business days following fulfillment of all conditions precedent to such assignment provided for in this Agreement.

8.5  Satisfactory Written Assignment Required

     Anything herein to the contrary notwithstanding, both the Partnership and the General Partner shall treat the assignor of an Interest as the absolute owner thereof in all respects until such time as a written assignment that conforms to the requirements of this Article 8 has been received by the Partnership and has been consented to and accepted by the General Partner.

8.6  Substituted Limited Partner

     8.6.1 The General Partner, in its sole and absolute discretion, may, but need not, permit an assignee or transferee (whether such assignee or transferee has acquired its Interest by virtue of a voluntary assignment pursuant to paragraph 8.3, an involuntary transfer, including a transfer pursuant to subparagraph 3.3.5, or a transfer by operation of law) of the Interest (or a part thereof) of a Limited Partner to be and become a substituted Limited Partner (''Substituted Limited Partner'') in the Partnership entitled to all the rights and benefits under this Agreement of the transferor or assignor of such Interest, but no such assignee or transferee shall be or become a Substituted Limited Partner unless and until the General Partner consents in writing to the admission of such Person as a Substituted Limited Partner, which consent may be withheld by the General Partner in its sole and absolute discretion. The Partners hereby consent and agree to such admission of a Substituted Limited Partner by the General Partner, and agree that the General Partner may, on behalf of each Partner and on behalf of the Partnership, cause Schedule A hereto to be appropriately amended, in the event of such admission.

     8.6.2 Each Substituted Limited Partner, as a condition to its admission as a Limited Partner, shall execute and acknowledge such instruments as the General Partner shall deem necessary or desirable to effectuate such admission (including any necessary powers of attorney) and to confirm the agreement of such Substituted Limited Partner to be bound by all the terms and provisions of this Agreement with respect to the Interest acquired.
All reasonable expenses, including attorneys' fees, incurred by the Partnership in connection with such admission shall be borne by such Substituted Limited Partner.

     8.6.3 Any Person who acquires an Interest or is admitted to the Partnership as a Substituted Limited Partner shall be subject to and bound by all the provisions of this Agreement as if originally a party to this Agreement, except as otherwise provided herein.

8.7  Indemnification and Terms of Admission

     Each Limited Partner shall indemnify and hold harmless the Partnership, the General Partner and every other Limited Partner who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative or otherwise, by reason of or arising from any actual or alleged misrepresentation (including, without limitation, a misrepresentation contained in an agreement delivered pursuant to subparagraph 8.3.1(a)(v)) or misstatement of facts or omission to represent or state facts made by such Limited Partner in connection with any assignment, transfer, encumbrance or other disposition of all or any part of an Interest or the admission of a Substituted Limited Partner to the Partnership against losses, liabilities and expenses for which the Partnership or such other Person has not otherwise been reimbursed (including, without limitation, attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by the Partnership or such other Person in connection with such action, suit or proceeding.

8.8  Substitution Required for Vote

     Unless and until an assignee of an Interest becomes a Substituted Limited Partner, such assignee shall not be entitled to vote with respect to such Interest.

8.9  Effective Date

     The effective date of admission of a Substituted Limited Partner shall be the date designated by the General Partner in writing to such Substituted Limited Partner, which shall not be later than the first day of the fiscal quarter of the Partnership next following the date upon which the General Partner has given its written consent to such substitution.

8.10  Death or Incapacity of a Limited Partner

     The death or legal incapacity of a Limited Partner shall not cause a dissolution of the Partnership, but the rights of such Limited Partner to share in the Profits or Losses of the Partnership, to receive distributions of Partnership funds and to assign such Limited Partner's Interest pursuant to paragraph 8.3 shall, on the happening of such an event, devolve on such Limited Partner's personal representative, or in the event of the death of a Limited Partner whose Interest is held in joint tenancy, pass to the surviving joint tenants, subject to the terms and conditions of this Agreement; and the Partnership shall continue as a limited partnership under the Act. However, in no event shall such personal representative become a Substituted Limited Partner solely by reason of such capacity.
The estate of the Limited Partner shall be liable for all the obligations of the deceased or incapacitated Limited Partner.

8.11  Exercise of Rights of Limited Partners

     The Limited Partners may give consent and approval as herein provided and may exercise the rights and powers granted to them in this Agreement, it being understood that the exercise of such rights and powers will be deemed to affect the basic structure of the Partnership and will not be deemed to be an exercise of control over the Partnership's business; provided, however, that the exercise of any right and power granted to the Limited Partners in paragraphs 7.3, 7.12, 9.1, 10.1, 10.5, 11.1, 11.2 and
11.3 will not be authorized or effective unless and until the General Partner obtains an opinion of counsel or an order or judgment of any court of competent jurisdiction to the effect that the exercise of such rights and powers by the Limited Partners (i) will not constitute evidence that the Limited Partners are taking part in the control of or management of the Partnership's business and affairs, (ii) will not result in the loss of any Limited Partner's limited liability and (iii) will not result in the Partnership being classified as an association taxable as a corporation for Federal income tax purposes.

                   ARTICLE 9.  Termination and Distribution

9.1  Termination

     The Partnership shall continue in effect until December 31, 2020, unless earlier terminated upon the occurrence of any one or more of the following events:

     (a) after the death, insanity, retirement, resignation (whether or not in accordance with the provisions of this Agreement), expulsion, dissolution or bankruptcy, as relevant, of the General Partner or its successor General Partner, if any, unless within 90 days after such event a new General Partner shall have been elected pursuant to paragraph
9.4 or 11.3 to carry on the business of the Partnership. Such vote shall be deemed for all purposes a vote to remove the General Partner and replace it with one or more successor General Partners pursuant to Article 11;

     (b) the sale of all or substantially all of the Partnership's assets as permitted by this Agreement (but excluding the licensing of all or substantially all of the Partnership's assets);

     (c) the affirmative vote of sixty-six and two-thirds percent (66-2/3%) in interest (based upon Adjusted Capital Contributions) of the Limited Partners to terminate the Partnership, provided that the right to terminate the Partnership upon such vote shall exist only after all Capital Contributions to the Partnership by the Limited Partners shall have been expended or cancelled; and provided further that any such termination shall be subject to the conditions set forth in paragraph 9.2;

     (d) termination required by operation of law; or

     (e) upon the transfer of all Interests of the Limited Partners pursuant to paragraph 7.13.

9.2  Assumption of Agreements

     No vote to terminate the Partnership pursuant to paragraph 9.1 shall be effective unless, prior to or concurrently with such vote, there shall have been established procedures for the assumption of the Partnership's obligations under the agreements listed in Schedule B hereto and there shall have been an irrevocable appointment of an agent who shall be empowered to give and receive notices, reports and payments under such agreements and hold and exercise such other powers as are necessary to permit all other parties to such agreements to deal with such agent as if the agent were the sole owner of the Partnership's interest, which procedures are agreed to in writing by each of the other parties to such agreements.

9.3  Distribution

     9.3.1 Upon termination of the Partnership, the affairs of the Partnership shall be wound up and all of its debts and liabilities discharged in the order of priority as provided by law. The fair market value of the respective remaining assets of the Partnership (including any amount contributed by the General Partner) shall then be determined, with the fair market value of any assets other than cash being determined by an independent appraiser selected by the General Partner. Thereupon, the capital accounts of the Partners shall be allocated items of net gain or net loss in accordance with Article 4 as if there had been a taxable disposition of all of the assets of the Partnership.

     9.3.2 After the capital accounts of the Partners have been adjusted for the allocations required by subparagraph 9.3.1 and for all other items attributable to the Partnership's taxable year in which the Partnership terminates, and within the period ending on the earlier to occur of (i) the end of the Partnership's taxable year in which the Partnership terminates and (ii) the date which is 90 days after the date of such termination, the assets of the Partnership shall be distributed to those Partners with positive Capital Account Balances in proportion to such positive Capital Account Balances. Each Partner shall receive such Partner's share of the assets in cash or in kind and the proportion of such share that is received in cash may vary from Partner to Partner, all as the General Partner in its sole discretion may decide. If such distributions are insufficient to return to any Partner the full amount of such Partner's Capital Contribution, such Partner shall have no recourse against any other Partner or any Person.

     9.3.3 The winding up of the affairs of the Partnership and the distribution of its assets shall be conducted exclusively by the General Partner (or if at such time there shall be no General Partner, then by such Person as may be appointed by the vote of sixty-six and two-thirds percent (66-2/3%) in interest (based on Adjusted Capital Contributions) of the Limited Partners), who is hereby authorized to do all acts authorized by law for purposes of this paragraph 9.3. Without limiting the generality of the foregoing, the General Partner (or such appointee), in carrying out such winding up and distribution, shall have full power and authority to sell all or any of the Partnership's assets or to distribute the same in kind to the Partners. Any assets distributed in kind shall be subject to all operating agreements relating thereto which shall survive the termination of the Partnership. In the event of the termination of the Partnership by vote as provided by this Agreement, any distribution of rights of the Partnership under the agreements listed in Schedule B hereto and all related agreements shall be subject to the conditions set forth in paragraph 9.2.

9.4  Election to Carry on Business

     Upon the occurrence of the events specified in paragraphs 9.1(a) or 11.2, the Limited Partners may, if and to the extent permitted under the Act and paragraph 7.3, within 90 days of such event, elect to carry on the business of the Partnership with one or more substitute General Partners by a vote of sixty-six and two-thirds percent (66-2/3%) in interest
(based on Adjusted Capital Contributions) of the Limited Partners (excluding the votes of such General Partner or any of its Affiliates if such General Partner or any of its Affiliates shall be a Limited Partner). No vote to carry on the business of the Partnership shall entitle the resigned, withdrawn, removed, dissolved or bankrupt General Partner to the return of its Capital Contribution, except as provided in paragraphs
11.1 and 11.4.

                    Article 10.  Amendments and Meetings

10.1	Amendment by Limited Partners

     Except as otherwise required by law, this Agreement may be amended in any respect upon the affirmative vote of sixty-six and two-thirds percent (66-2/3%) in interest (based upon Adjusted Capital Contributions) of the Limited Partners with the consent of the General Partner, provided that:

     (a) without the consent of each Partner to be adversely affected by the amendment, this Agreement may not be amended so as to (i) convert a Limited Partner into a General Partner, (ii) modify the limited liability of any Limited Partner, (iii) alter the status of the Partnership as a partnership for Federal income tax purposes or alter the interest of any Partner in Profits or Losses or in the distributions (including distributions upon liquidation) of the Partnership (it being understood that this limitation is not intended to affect the right to amend this Agreement as necessary or appropriate to permit the issuance of additional limited partnership interests) or (iv) alter any provision requiring the consent of a majority in interest (based upon Adjusted Capital Contributions) of the Limited Partners to permit approval by any lesser percentage in interest (based upon Adjusted Capital Contributions) of the Limited Partners; and

     (b) in the case of any provision hereof which requires the action, approval or consent of a specified percentage in interest (based upon Adjusted Capital Contributions) of the Limited Partners, such provision may not be amended without the consent of such specified percentage in interest (based upon Adjusted Capital Contributions) of the Limited Partners.

     If ten percent (10%) or more in interest of the Limited Partners request in writing that the General Partner submit to a vote of the Limited Partners a particular proposed amendment to this Agreement, the General Partner shall do so. Any vote of the Limited Partners may be taken at a meeting of Limited Partners called for such purpose by the General Partner upon not less than 20 nor more than 60 days' prior written notice or, in lieu of a meeting, by the written consent of the required percentage in interest of the Limited Partners.

10.2  Amendment by General Partner

     In addition to any amendments otherwise authorized herein, this Agreement may be amended from time to time by the General Partner without the consent of any of the Limited Partners (i) to add to the representations, duties or obligations of the General Partner or surrender any right or power granted to the General Partner herein; (ii) to cure any ambiguity, or correct or supplement any provision herein which may be inconsistent with any provision herein or to correct any printing, stenographic or clerical errors or omissions in order that this Agreement shall accurately reflect the agreement among the Partners hereto; (iii) to amend Schedule A hereto to provide the necessary information regarding the Additional
Limited Partners, any new General Partner or any Substituted Limited Partners; and (iv) to qualify the Interests for sale under the Blue Sky or securities laws of any state or to conform this Agreement in order to list the Interests on a securities exchange or arrange for the quotation of Interests on the Nasdaq National Market or otherwise facilitate the establishment of a market for trading the Interests, provided that no amendment shall be adopted pursuant to this paragraph 10.2 unless the General Partner reasonably determines (such determination, in the case of (3) below, being supported in writing by legal counsel) that the adoption thereof (1) is consistent with Article 7; (2) with respect to any amendment other than an amendment pursuant to clause (iii) bove, does not alter the interest of any Partner in Profits or Losses or in distributions of the Partnership; (3) does not alter or impair, or result in the alteration or impairment of, the limited liability of the Limited Partners or the status of the Partnership as a partnership for Federal income tax purposes; and (4) with respect to any amendment pursuant to clause (i) above, is for the benefit of, or not adverse to the interests of the Limited
Partners.

10.3  Voting Interest

     In the event a vote of the Limited Partners shall be taken pursuant to this Agreement for any reason, a Limited Partner shall, solely for the purpose of determining such Limited Partner's vote, be deemed the holder of any Interest, or portion thereof, assigned by such Limited Partner in respect of which the assignee has not become a Substituted Limited Partner.

10.4  Amendment of Certificate

     In the event this Agreement shall be amended pursuant to this Article 10, the General Partner shall amend the Certificate of Limited Partnership to reflect such change if it deems such amendment to be necessary.

10.5  Meetings of Limited Partners

     Upon the written request of ten percent (10%) or more in interest (based upon Adjusted Capital Contributions) of the Limited Partners, the General Partner shall call a meeting of the Limited Partners. Notice of such meeting shall be given, by certified mail, to each Limited Partner within 10 days after the receipt by the General Partner of such request, and such meeting shall be held within not less than 20 nor more than 60 days of the date on which such notice shall have been given to the Limited Partners. The General Partner may, from time to time, also call a special meeting of the Limited Partners on the General Partner's own initiative by giving notice of such meeting to each Limited Partner not less than 20 and not more than 60 days prior to the date of the meeting. Any such notice shall state the place, day and hour of the meeting and shall state briefly the purpose or purposes of the meeting, which shall be held at a reasonable time and place. Any Limited Partner may obtain from the General Partner a list of the names, addresses and Interests of the Limited Partners, upon written request, and for a proper purpose, provided that such Limited Partner shall pay any reasonable expense associated with providing such list.

       ARTICLE 11.  Resignation or Removal of the General Partner

11.1  Resignation of the General Partner

     (a) The General Partner shall not voluntarily resign or withdraw from the Partnership as General Partner without (i) the consent of sixty-six and two-thirds percent (66 2/3%) in interest (based upon Adjusted Capital Contributions) of the Limited Partners (excluding the votes of such General Partner or any of its Affiliates if such General Partner or any such Affiliate shall be a Limited Partner), provided that in the event the Purchase Option contained in the Purchase Agreement shall expire unexercised or is terminated, the unanimous consent of the board of directors of the General Partner shall be required in lieu of the consent of the Limited Partners; (ii) providing one or more successor General Partners (to whom the resigning General Partner shall assign all or a portion of its Interest as General Partner in the Partnership) approved by the unanimous consent of the board of directors of the General Partner; and (iii) delivering to the Partnership an opinion of the Partnership's counsel that such resignation or withdrawal will not alter or impair the status of the Partnership as a partnership for Federal income tax purposes. The General Partner may not dispose of its Interest as a General Partner in the Partnership except to the successor General Partner(s) or as otherwise expressly provided for in this Article 11. If the General
Partner shall have retained any portion of its Interest, such retained portion shall be converted into the Interest of a Limited Partner if, and only if, a majority in interest (based upon Adjusted Capital Contributions) of the Limited Partners shall consent to such conversion. In the event the General Partner is not permitted or does not elect to convert its retained Interest, the Partnership shall pay to the General Partner the then present fair market value of the General Partner's Interest which payment will be in the form of a non-interest bearing unsecured promissory note from the Partnership with principal payable from the distributions of Distributable Cash that the General Partner would have been entitled to under this Agreement but for such resignation or withdrawal. The fair market value of the General Partner's retained Interest shall be determined by agreement between the General Partner and the Partnership and in the event they cannot agree, by arbitration in accordance with the rules of the American Arbitration Association, the cost of which shall be borne equally by the General Partner and the Partnership.

     (b) Any other provisions of this Agreement to the contrary notwithstanding, if the General Partner resigns or withdraws from the Partnership in violation of paragraph 11.1(a) above, its then existing capital account shall automatically be converted into a capital account of a retired General Partner, the value of which shall be determined by agreement between the General Partner and the Partnership, and in the event they cannot agree, by arbitration in accordance with the rules of the American Arbitration Association, the cost of which shall be borne by the General Partner. Such retired General Partner's capital account shall
(i) be subordinated to all debts and obligations of the Partnership,
(ii) rank equal in priority to the capital accounts of the Limited Partners, (iii) not bear interest and (iv) be due and payable to the General Partner only upon termination of the Partnership as provided in paragraph 9.1.

     (c) Other than pursuant to paragraph 11.1(a) above, the General Partner shall not at any time be entitled to share in any Partnership Profits or Losses attributable to the period beginning on the date of such resignation or withdrawal (and for this purpose the successor General Partner(s) shall determine whether there shall be an interim closing of the books pursuant to paragraph 6.5) or in any assets distributed to Partners at any time after such date except if, and only to the extent that, the obligation to distribute such assets arose before such date.

11.2  Removal of the General Partner

     11.2.1 The Limited Partners, subject to paragraph 11.4 below, may remove the General Partner upon the written consent or affirmative vote of sixty-six and two-thirds percent (66-2/3%) in interest (based upon Adjusted Capital Contributions) of the Limited Partners, provided that if (i) ICOS does not exercise its option under the Purchase Agreement to purchase the Interests of the Limited Partners, (ii) the Research Program is terminated pursuant to Section 7.01 of the Product Development Agreement or (iii) the Partnership would otherwise be terminated pursuant to paragraph 9.1(a), the written consent or affirmative vote of a majority in interest (based upon Adjusted Capital Contributions) of the Limited Partners will suffice.

     11.2.2 The removal of the General Partner shall not affect the validity or enforceability of any agreements between such General Partner or its Affiliates and the Partnership.

11.3  Successor

     The Limited Partners shall, upon a vote of sixty-six and two-thirds (66-2/3%) in interest (based on Adjusted Capital Contributions) of the Limited Partners, if and to the extent permitted under the Act, elect a new General Partner, prior to or concurrently with the removal of the General Partner pursuant to subparagraph 11.2.1, in connection with the continuation of the business of the Partnership; provided that prior to or concurrently with such election counsel to the Partnership shall have delivered to the Partnership a written opinion to the effect that such election would not alter or impair the status of the Partnership as a partnership for Federal income tax purposes. Any Person who is admitted to the Partnership as a General Partner shall be subject and bound by all the provisions of this Agreement as if originally a party to this Agreement, except as otherwise provided herein.

11.4	Interest of Removed General Partner

     A General Partner removed pursuant to subparagraph 11.2.1 or 11.2.2 above may convert its Interest as General Partner into the Interest of a Limited Partner with the consent of sixty-six and two-thirds percent (66-2/3%) in interest (based upon Adjusted Capital Contributions) of the Limited Partners. In the event the General Partner is not permitted or does not elect to so convert its Interest, the Partnership shall pay to the General Partner the then present fair market value of the General Partner's Interest which payment will be in the form of an interest bearing promissory note from the Partnership with principal and interest (at the prime rate from time to time) payable in five equal annual installments. The General Partner shall not be entitled to share in any Profits or Losses of the Partnership accruing after the date of its removal or in any assets distributed to Partners at any time after such date except if, and only to the extent that, the Profits giving rise to such distribution accrued prior to such date. The fair market value of the General Partner's Interest shall be determined by agreement between the General Partner and the Partnership and in the event they can not agree, by arbitration in accordance with the rules of the American Arbitration Association the cost of which shall be borne equally by the General Partner and the Partnership.

                     ARTICLE 12.  Power of Attorney

12.1  Power of Attorney

     12.1.1 Each Limited Partner, by its execution hereof, jointly and severally makes, constitutes and appoints the General Partner, any Person which becomes the successor to the General Partner, and any officer of the General Partner, as its true and lawful agent and attorney-in-fact, with full power of substitution, in its name, place and stead to make, execute, sign, acknowledge, swear to, record and file, on its behalf (i) the original Certificate of Limited Partnership and all amendments thereto required or permitted by law or the provisions of this Agreement;
(ii) all certificates and other instruments deemed advisable by the General Partner to permit the Partnership to become or to continue as a limited partnership or partnership wherein the Limited Partners have limited liability in any jurisdiction where the Partnership may be doing business; (iii) all instruments that effect a change or modification of the Partnership in accordance with this Agreement, including, without limitation, the substitution of assignees as Substituted Limited Partners pursuant to paragraph 8.6 and the substitution of Purchasers of Interests of Defaulting Limited Partners as Substituted Limited Partners pursuant to subparagraph 3.3.5; (iv) all conveyances and other instruments deemed advisable by the General Partner to effect the dissolution and termination of the Partnership; (v) all fictitious or assumed name certificates required or permitted to be filed on behalf of the Partnership; (vi) all other instruments which may be required or permitted by law to be filed an behalf of the Partnership; and (vii) the Purchase Agreement and any amendment to such agreements.

     12.1.2 The foregoing power of attorney:

     (a) is coupled with an interest and shall be irrevocable and survive the death or incapacity of each Limited Partner;

     (b) may be exercised by the General Partner either by signing separately as attorney-in-fact for each Limited Partner or, prior to or after listing all of the Limited Partners executing an instrument, by a single signature of the General Partner acting as attorney-in-fact for all of them; and

     (c) shall survive the delivery of an assignment by a Limited Partner of the whole or any portion of his Interest; provided that where the assignee of the whole of such Limited Partner's Interest has been approved by the General Partner for admission to the Partnership as a Substituted Limited Partner, the power of attorney of the assignor shall survive the delivery of such assignment for the sole purpose of enabling the General Partner to execute, acknowledge and file any instrument necessary to effect such substitution.

     12.1.3 Each Limited Partner shall execute and deliver to the General Partner within five days after receipt of the General Partner's request therefor such further designations, powers of attorney and other instruments as the General Partner deems necessary.

                       ARTICLE 13.  Partner Register

13.1	Register of Partners

     The General Partner shall keep a register which, subject to such reasonable regulations as it may prescribe, shall contain the name, address and amount of the Interest of each Limited Partner, and until the effective date of an assignment of an Interest (determined as specified in paragraph 8.4) or the date an Interest is purchased by a Purchaser (determined as specified in subparagraph 3.3.5), the Partnership and the General Partner shall be entitled to deem and treat each Limited Partner contained in such register as the Limited Partner entitled to receive payments due hereunder, for the purposes of making payments or giving notices hereunder and for all other purposes.

                         ARTICLE 14.  Miscellaneous

14.1	Waiver of Partition

     Each Partner hereby irrevocably waives during the term of the Partnership any right that such Partner may have to maintain any action for partition with respect to any Partnership property.

14.2  Benefits of Agreement

     Subject to the restrictions on transferability and assignment set forth in this Agreement, this Agreement shall bind and inure to the benefit of the heirs, executors, personal representatives, successors and permitted assignees of the parties hereto.

14.3  Entire Agreement, Amendment

     This Agreement (including annexed Schedules A and B) and the agreements specifically contemplated hereby sets forth and constitutes the entire agreement among the parties with respect to the subject matter hereof, and supersedes any and all prior agreements, understandings, promises and representations made by any party to any other party concerning the subject hereof and the term applicable hereto. This Agreement (including annexed Schedules A and B) may not be released, discharged, amended or modified other than in accordance with Article 10.

14.4  Choice of Law

     This Agreement (including annexed Schedules A and B but not the agreements referred to in Schedule B) shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of Delaware as applied to contracts made and to be performed entirely within Delaware.

14.5  Submission to Jurisdiction

     Each Limited Partner hereby irrevocably submits to the personal jurisdiction of the state and Federal courts of the State of Delaware and the state and Federal courts of the State of Washington over any suit, action or proceeding brought to enforce the Investor Note of such Limited Partner. Each Limited Partner hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in such court has been brought in an inconvenient forum, and further agrees that a final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon such Limited Partner. Nothing in this paragraph 14.5 shall limit the right of the Partnership or the General Partner to bring proceedings against such Limited Partner in the courts of any other jurisdiction or jurisdictions. It is hereby agreed and understood that the submission to jurisdiction and waiver of venue by each Limited Partner set forth in this paragraph 14.5 shall be limited solely to the enforcement of the Investor Note of such Limited Partner and shall not (i) constitute a submission to jurisdiction or waiver of venue for any other purpose or
(ii) subject such Limited Partner to suit in connection with any manner other than the enforcement of such Investor Note, any law now or hereafter in effect to the contrary notwithstanding.

14.6	No Waiver

     No failure or delay on the part of any Partner in exercising any rights under this Agreement, or in insisting on strict performance of any covenant or condition contained in this Agreement, shall operate as a waiver of any such Partner's rights hereunder. No waiver of any right under this Agreement shall be deemed effective unless contained in a writing signed by the party charged with such waiver, and no waiver of any right arising from any breach or failure to perform shall be deemed to be a waiver of any future such right or of any other right arising under this Agreement.

14.7  Payments and Notices

Payments hereunder shall be sent, and notices required or permitted hereunder shall be in writing and shall be sent, to the applicable class or classes of Limited Partners at the address given for such Partner in the Limited Partner register maintained by the Partnership pursuant to
Article 13, and to the General Partner at:

                                     ICOS Development Corporation
                                     22021 20th Avenue S.E.
                                     Bothell, Washington 98021
                                     Attention: Partnership Administration
or to such other address as the General Partner may hereafter specify in writing, and shall be deemed given on the earlier of (i) physical delivery to a party, and (ii) three (3) days after mailing by prepaid first class or express mail.

14.8  Legends

     If certificates for any Interest or Interests are issued evidencing a Limited Partner's Interest, each such certificate shall bear such legends as may be required by applicable Federal or state laws, or as may be deemed necessary or appropriate by the General Partner to reflect the restrictions upon transfer contemplated herein.

14.9  Headings, etc.

     Article, paragraph and subparagraph headings contained in this Agreement are included for convenience only and are not to be used in construing or interpreting this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine or the neuter gender shall include the masculine, the feminine and the neuter.

14.10	Counterparts

     This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute together but one and the same document.

     In Witness Whereof, the parties have executed this Agreement as of the date first above written.

                      ICOS Development Corporation,
                        as General Partner

                      By:    /S/Howard S. Mendelsohn
                             -----------------------
                      Title: Secretary/Treasurer
                             -----------------------

                      INITIAL LIMITED PARTNER

                      By:    Howard S. Mendelsohn
                             -----------------------

                      ADDITIONAL LIMITED PARTNERS

                      Each Additional Limited Partner whose name, address and Capital Contribution appear in Schedule A hereto and whose signature page is attached hereto.

                               SCHEDULE A

                          Capital Contribution

	                            Contribution

GENERAL PARTNER
ICOS Development Corporation......     $900.00
22021 20th Avenue S.E.
Bothell, Washington  98021

INITIAL LIMITED PARTNER
Howard S. Mendelsohn..............     $100.00
c/o ICOS Corporation
22021 20th Avenue S.E.
Bothell, Washington  98021

                              SCHEDULE B
                        Operative Agreements


Product Development Agreement

Purchase Agreement

Sales Agency Agreement

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           ICOS CORPORATION




Date: August 26, 1997                       By:/S/ HOWARD S. MENDELSOHN
      ----------------                         ------------------------
                                               Howard S. Mendelsohn
                                               Chief Accounting Officer